Exhibit 99.1

GREENHUNTER ENERGY ELIMINATES ALL

OUTSTANDING CONVERTIBLE PREFERRED SHARES

GRAPEVINE, TEXAS, AUGUST 29, 2012—GreenHunter Energy, Inc. (NYSE MKT: GRH and GRH.PRC), a diversified water resource, waste management and environmental services company specializing in the unconventional oil and natural gas shale resource plays, announced today that it has eliminated all outstanding GreenHunter Energy Series A and Series B Convertible Preferred Shares with the existing institutional investor that exclusively held these securities.

Pursuant to the terms of the Securities Exchange Agreement, $8.6 million of Series A 8% Preferred Stock will be exchanged for 345,000 shares of Series C Preferred Stock (non-convertible), and $9.8 million of Series B Preferred Stock will be converted at a price of $4.00 per share into 2,450,500 shares of Common Stock of the Company. Final closing of the Securities Exchange Agreement is expected as soon as necessary regulatory approvals have been received from the NYSE.

As a result of this exchange and conversion of securities, potential dilution to Common Stock shareholders has been significantly reduced. Additionally, by removing $18.5 million of liquidation preference that was previously senior to the Series C 10% Cumulative Preferred Stock (non-convertible), the Series C shares are now the only outstanding preferred securities of the Company. Both the Series C and Common Stock issued in this exchange transaction are subject to certain restrictions on future resale.

Commenting on this development, Jonathan D. Hoopes, President and COO stated, “Management is very pleased with this exchange and conversion agreement. Electing to convert $9.8 million of Series B Preferred Stock into Common Stock at a 95% premium to the 30-day average share price of GRH sends a strong message that our largest institutional shareholder has high confidence in both our business plan and our anticipated growth prospects. This transaction completely removes the full-ratchet anti-dilution rights associated with any outstanding securities of the Company. We have significantly improved and simplified GreenHunter’s capital structure, which has enhanced our flexibility to finance the company’s future growth.”

About GreenHunter Water, LLC (a wholly owned subsidiary or GreenHunter Energy, Inc.)

GreenHunter Water, LLC provides Total Water Management Solutions™ in the oilfield. An understanding that there is no single solution to E&P fluids management shapes GreenHunter’s technology-agnostic approach to services. In addition to licensing of and joint ventures with manufacturers of mobile water treatment systems (Frac-Cycle™), GreenHunter Water is expanding capacity of salt water disposal facilities, next-generation modular above-ground storage tanks (MAG Tank™), advanced hauling and fresh water logistics services—including 21st Century tracking technologies (RAMCAT™) that allow Shale producers to optimize the efficiency of their water resource management and planning while complying with emerging regulations and reducing cost.

Additional information about GreenHunter Water may be found at www.GreenHunterWater.com

Forward-Looking Statements

Any statements in this press release about future expectations and prospects for GreenHunter Energy and its business and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will,” “could,” “should,” “budget,” “continue,” and similar expressions constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in the press release include, without limitation forecasts of growth, revenues and SWD well and rolling stock expansion. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the substantial capital expenditures required to fund its operations, the ability of the Company to fund and implement its business plan, government regulation and competition. Additional risks and uncertainties are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as well as the Company’s other reports filed with the United States Securities and Exchange Commission and are available at http://www.sec.gov/ as well as the Company’s website at http://greenhunterenergy.com/. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. All forward-looking statements are qualified in their entirety by this cautionary statement. GreenHunter Energy undertakes no obligation to update these forward-looking statements in the future.

# # #

Contact:

GreenHunter Energy, Inc.

Jonathan D. Hoopes

President & COO

1048 Texan Trail

Grapevine, TX 76051

Tel: (972) 410-1044

jhoopes@greenhunterenergy.com